Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We have issued our report dated March 13, 2010 with respect to the 2009 consolidated financial statements of KW Residential LLC included in the Annual Report of Kennedy-Wilson Holdings, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kennedy-Wilson Holdings, Inc. on Form S-8 (File No. 333-164928, effective February 16, 2010).

/s/ GRANT THORNTON TAIYO ASG
Tokyo, Japan
March 10, 2011